      As filed with the Securities and Exchange Commission on May 27, 1994

                Registration Statement No. 33- ________________



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         ALC COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                                              38-2643582
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              30300 TELEGRAPH ROAD
                                   SUITE 350
                      BINGHAM FARMS, MICHIGAN  48025-4510
                                 (313) 647-4060
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                         ALC COMMUNICATIONS CORPORATION
                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            (Full title of the plan)


CONNIE R. GALE, VICE PRESIDENT,                  JANET G. WITKOWSKI, ESQUIRE
 GENERAL COUNSEL AND SECRETARY                   Jaffe, Raitt, Heuer & Weiss
ALC Communications Corporation                      Professional Corporation
30300 Telegraph Road, Suite 350                  One Woodward Avenue, Suite 2400
Bingham Farms, Michigan  48025-4510              Detroit, Michigan  48226
(313) 647-4060                                   (313) 961-8380

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

Title of Securities    Amount to be      Proposed Maximum        Proposed Maximum          Amount of
 to be Registered       Registered   Offering Price Per Share  Aggregate Offering Price  Registration Fee
- -------------------   -------------- ------------------------  ------------------------  ----------------
Common Stock, par
value $.01 per share      100,000         $31.5625 (1)          $3,156,250 (1)            $1,088.36 (1)

(1) The offering price and the registration fee have been calculated pursuant to Rule 457(h).

Pursuant to Rule 416(a), there are also registered hereunder an additional indeterminate number of shares as may be issued pursuant to the antidilution provisions of the 1994 Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

                (a)   The Corporation's latest annual report filed pursuant to
         Section 13 or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Corporation's latest fiscal year for which such statements have been filed.

                (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

                (c) The information concerning the Company's Common Stock set forth under the caption "Description of Capital Stock" in Registration Statement No. 33-57146 filed by the Company with the Commission.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

        Any statement contained in the Prospectus or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of the Prospectus or registration statement.

ITEM 4.   DESCRIPTION OF COMMON STOCK

        The information concerning the Company's Common Stock set forth under the caption "Description of Capital Stock" in Registration Statement No. 33-57146 filed by the Company with the Commission is incorporated herein by reference.

ITEM 5.   EXPERTS

        The consolidated financial statements and financial statement schedules of ALC Communications Corporation appearing in ALC Communications Corporation's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included and incorporated herein by reference. Such financial statements and financial statement schedules are, and audited financial statements and financial statement schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company provide for indemnification by the Company of each of its directors and officers for liability (including liability arising under the Securities Act of 1933) of such director or officer arising by reason of his status as a director or officer of the Company, provided he meets the standards established in the Bylaws, which include requirements that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interests. If such director or officer is successful on the merits, the Company will also reimburse expenses. Such indemnification will be made by the Company only upon a determination that the director or officer has met the standards established in the Bylaws. This determination may be made by a majority vote of a quorum of disinterested directors, an opinion of counsel (if no such quorum is available), a majority vote of stockholders, or by a court (which may also overturn any of the preceding determinations). The Bylaws also permit the Company to purchase insurance against liabilities of directors or officers; however, the Company does not presently maintain such coverage.

ITEM 8.   EXHIBITS

        The exhibits filed herewith are set forth on the exhibit index filed as part of this registration statement.

ITEM 9.   UNDERTAKINGS

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(e) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bingham Farms, State of Michigan, on the 12th day of May, 1994.

                                                 ALC COMMUNICATIONS CORPORATION,
                                                  Registrant


                                                 By:  /s/ John M. Zrno
                                                      --------------------------
                                                      John M. Zrno, President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Dated:  May 12, 1994                    /s/ John M. Zrno
                                        ----------------------------------
                                        John M. Zrno, Director, President and
                                        Chief Executive Officer


Dated:  May 12, 1994                    /s/ Richard D. Irwin
                                        ----------------------------------
                                        Richard D. Irwin, Chairman of the Board
                                        of Directors

Dated:  May 12, 1994                    /s/ Marvin C. Moses
                                        ----------------------------------
                                        Marvin C. Moses, Executive Vice
                                        President, Chief Financial Officer and
                                        Director

Dated:  May 12, 1994                    /s/ William H. Oberlin
                                        ----------------------------------
                                        William H. Oberlin, Executive Vice
                                        President, Chief Operating Officer and
                                        Director

Dated:  May 12, 1994                    /s/ Richard J. Uhl
                                        ----------------------------------
                                        Richard J. Uhl, Director


Dated:  May 12, 1994                    /s/ Michael E. Faherty
                                        ----------------------------------
                                        Michael E. Faherty, Director

Dated:  May 12, 1994                    /s/ Marilyn M. Lesnau
                                        ----------------------------------
                                        Marilyn M. Lesnau, Vice President and
                                        Controller (Chief Accounting Officer)

                         ALC COMMUNICATIONS CORPORATION

                                 EXHIBIT INDEX





                                                                                        Page
Exhibit                                    Incorporated Herein by         Filed        Number
  No.               Description                 Reference to:            Herewith      Herein
 5.0    Opinion of Jaffe, Raitt, Heuer &                                   X            ___
        Weiss, Professional Corporation,
        regarding legality of the Common
        Stock

 24.1   Consent of Jaffe, Raitt, Heuer &                                   X        See Exhibit
        Weiss, Professional Corporation                                                 5.0

 24.2   Consent of Ernst & Young                                           X            ___

 28.1   ALC Communications Corporation     Appendix A of the
        1994 Non-Employee Director Stock   Company's proxy statement
        Option Plan                        for the Annual Meeting of
                                           Stockholders held May 12,
                                           1994






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